Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Verona Pharma plc of our report dated March 7, 2023  relating to the financial statements, which appear in Verona Pharma plc's Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
May 9, 2023